Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109185 on Form S-8 of our report dated June 27, 2013, relating to the financial statements and supplemental schedule of Microsoft Caribbean, Inc. 1165(e) Retirement Plan appearing in this Annual Report on Form 11-K of Microsoft Caribbean, Inc. 1165(e) Retirement Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

San Juan, Puerto Rico

June 27, 2013